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                                                                   Exhibit 10.43


                             DATED FEBRUARY 26, 2004





                              DWEER TECHNOLOGY LTD.

                                      -AND-

                                 DESALCO LIMITED




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                   Amendment to the Distributorship Agreement
                         dated 24 September 2002 between
                    DWEER Technology Ltd. and DesalCo Limited
                                   relating to
                                 DWEER Products

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                                [Campbells Logo]
                         4th Floor, Scotiabank Building
                                 P.O. Box 884GT
                                  Grand Cayman
                                 Cayman Islands

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THIS AGREEMENT is made on February 26, 2004

BETWEEN:

(1) DWEER TECHNOLOGY LTD., a Cayman Islands exempted company, the registered office of which is c/o Campbell Corporate Services Limited, 4th Floor, Scotiabank Building, P.O. Box 268GT, Grand Cayman, Cayman Islands (hereinafter "DWEER-Tech"); and

(2) DESALCO LIMITED, a Cayman Islands company duly incorporated in the Cayman Islands, the registered office of which is Trafalgar Place, 1428A West Bay Road, Grand Cayman, Cayman Islands (hereinafter "DESALCO").

WHEREAS:

(A) Pursuant to and upon the terms of a Distributorship Agreement dated 24 September 2002 between DWEER-Tech and DesalCo (the "DWEER-Tech Distributorship Agreement"), DWEER-Tech appointed DesalCo as its exclusive distributor for Products in the Territory (both terms as defined in the DWEER-Tech Distributorship Agreement) and gave DesalCo the exclusive right to sell and distribute the Products in the Territory.

(B) Pursuant to and upon the terms of a Technology Licence relating to the manufacturing, marketing and sale of DWEER and LinX products, work exchangers and related products dated 30 April 2003 ("the Technology Licence") between DWEER-Tech and Calder AG, a Swiss company, the registered office of which is Binzenholzstrasse 447, Industrie Nord, Ch-5704 Egliswil, Switzerland (hereinafter "Calder") DWEER-Tech granted Calder the exclusive right to, inter alia, design, manufacture and sell, inter alia, the Products worldwide, excluding the rights granted to DesalCo under the DWEER-Tech Distributorship Agreement which were reserved to DWEER-Tech.

(C) By virtue of the fact that Calder has the exclusive right to manufacture the Products worldwide pursuant to the Technology Licence and will, during the term of the Technology Licence, be manufacturing and supplying Products on a worldwide basis, the parties hereto wish to suspend the DWEER-Tech Distributorship Agreement in order to allow Calder and DesalCo to enter into a new distribution agreement in the form of that attached at the Schedule hereto ("the Calder Distributorship Agreement"), in order to enable DesalCo to deal directly with Calder with respect to the

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               distribution of Products in the Territory so long as the
               Technology Licence is in effect.

(D) Concurrent with the execution of this Agreement, the Technology Licence has been amended to remove the exclusion of rights mentioned in recital B above and so as to permit and enable Calder and DesalCo to enter into the Calder Distributorship Agreement.

(E) Pursuant to this Agreement, the DWEER-Tech Distributorship Agreement is to be suspended for so long as the Technology Licence is in effect, on the basis that, inter alia, all clauses thereof that are intended to survive termination (e.g. 6.5 - Confidentiality) remain in effect, that DWEER-Tech undertakes to inform DesalCo of termination of the Technology Licence, and that the suspension is to be lifted immediately upon termination of the Technology Licence.


NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

         1.1 In this Agreement, save where otherwise provided or where the context otherwise requires or admits, capitalised terms and expressions defined in the DWEER-Tech Distributorship Agreement shall have the same meaning herein.

         1.2 In this Agreement, save where otherwise provided or where the context otherwise requires or admits:

                  (a) references to any law or provision of law shall include a reference to any law or provision of any law which amends or replaces, or has amended or replaced, it;

                  (b) references to this Agreement or any other agreement or document shall be construed as a reference to this Agreement as the same may from time to time be amended, varied or supplemented;

                  (c) a "clause" or "schedule" is a reference to a clause hereof or schedule hereto;

                  (d) a "sub-clause" is a reference to a sub-clause of the clause in which the reference appears;



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                  (e)      any word, term or expression (including defined terms
                           and expressions) that imports any gender shall include all genders and words and terms (including defined terms and expressions) importing the singular shall include the plural and vice versa.

         1.3 In this Agreement the headings are inserted for convenience only and shall not affect the construction hereof.

2.       DWEER-TECH DISTRIBUTORSHIP AGREEMENT

         2.1 The DWEER-Tech Distributorship Agreement is hereby suspended for so long as the Technology Licence remains in full force and effect. In the event that the Technology Licence is terminated, the DWEER-Tech Distributorship Agreement shall revive.

         2.2 During the period that the DWEER-Tech Distributorship Agreement is suspended:-

                  2.2.1 Neither party shall exercise any rights or perform any obligations it has under the DWEER-Tech Distributorship Agreement excepting only such rights and obligations that have accrued or arisen prior to the date of this Agreement; and

                  2.2.2 Notwithstanding the foregoing, the provisions of clauses 6 and 10 of the DWEER-Tech Distributorship Agreement shall continue to apply.

         2.3 In the event that the DWEER-Tech Distributorship Agreement revives:

                  2.3.1 The DWEER-Tech Distributorship Agreement shall thereafter apply and continue in force and effect as if this Agreement had not been entered into and executed by the parties hereto; and

                  2.3.2 Any rights, remedies or obligations of Calder which are expressed or intended to continue after termination of the Calder Distributorship Agreement that are intended to protect the intellectual property rights and interests of DWEER-Tech (including without limitation the provisions of clause 6 thereof) shall be enforceable by DWEER-Tech instead of Calder.




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         2.4      In the event that the Technology Licence is terminated
                  DWEER-Tech shall give DesalCo notice in writing thereof within 14 days of such termination.

         2.5 DWEER-Tech hereby advises DesalCo that the Technology Licence includes a provision that Calder may not amend, waive or vary any of the provisions of the Calder Distributorship Agreement without DWEER-Tech's prior written permission (which may be given or withheld at its exclusive discretion). Any amendment to the Calder Distributorship Agreement shall not in any way be deemed to vary the DWEER Distributorship Agreement.

         2.6 DesalCo shall use its best endeavours to enable DWEER-Tech to conduct testing and experimentation of Products on plants owned or operated by DesalCo or its Affiliates at which Products are installed provided that DWEER-Tech shall indemnify and save harmless DesalCo from any costs, expenses, loss or damage, of whatever type and howsoever caused arising from or relating to such tests or experiments.

3.       TERMINATION


         The DWEER-Tech Distributorship Agreement shall terminate forthwith upon termination of the Calder Distributorship Agreement unless the latter is caused by the termination of the Technology Agreement, but, for the avoidance of doubt, such termination shall be without prejudice to any rights, remedies or obligations that have accrued or arisen under or pursuant to the DWEER-Tech Distributorship Agreement prior to termination thereof and any rights, remedies or obligations which are expressed or intended to continue after termination thereof. For the avoidance of doubt and notwithstanding the foregoing, in the event that the Technology Licence is terminated (following which the Calder Distributorship Agreement is terminated pursuant to clause 9.4 thereof), the DWEER-Tech Distributorship Agreement shall revive in accordance with Clause 2.1 of this Agreement.

4.       MISCELLANEOUS PROVISIONS

         4.1 Nothing in this Agreement shall create or be deemed to create a partnership or relationship of principal and agent or employer and employee between the parties.

         4.2 This Agreement together with the DWEER-Tech Distributorship Agreement contains the entire agreement between the parties with respect to the subject




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                  matter hereof, supersede all previous agreements and
                  understandings between the parties with respect hereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

         4.3 Each party acknowledges that in entering into this Agreement it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties, or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

         4.4 If any provision of this Agreement or any agreement entered into pursuant hereto is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-


                  (a) the validity or enforceability in that jurisdiction of any other provision of this Agreement or such other agreement; or


                  (b) the validity or enforceability in other jurisdictions of that or any other provision of this Agreement or such other agreement.

5.       JURISDICTION


         This Agreement shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands and each party hereby submits to the non-exclusive jurisdiction of the Cayman Islands Courts.

6.       NOTICES


         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be served by delivering the same by hand or by sending the same by facsimile or reputable courier service and shall be deemed given, if sent by hand, when delivered, if sent by facsimile, upon the date stated in the transmission report or, if sent by courier service, on delivery by the relevant courier service, in each case, to the address set out below or such other address as is notified by the relevant person from time to time, provided that a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place:





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6.1      if to DWEER-Tech:

                  48 Par-la-Ville Road, Suite 1231
                  Hamilton HM 11, Bermuda
                  Attention:  Managing Director
                  Facsimile No:+1 (441) 292-2024

6.2      if to DesalCo:

                  Trafalgar Place
                  1428A West Bay Road
                  Grand Cayman, Cayman Islands
                  Attention:  President
                  Facsimile No:+1 (345) 949-2957

AS WITNESS whereof the parties have hereto set their hands the day and year first before written.





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                                  THE SCHEDULE


                      The Calder Distributorship Agreement







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SIGNED FOR AND ON BEHALF OF              )
DESALCO LIMITED by                       )
Frederick W. McTaggart, Director         )     /s/ Frederick McTaggart
in the presence of:                      )     ---------------------------------
                                               Frederick W. McTaggart, Director

Witness: /s/ ERNST KUNDIG
         -----------------------------
Witness name: Ernst Kundig
Address: CH-J704 Egliswil, Switzerland
Occupation: Managing Director




SIGNED FOR AND ON BEHALF OF              )
DWEER TECHNOLOGY LTD. by                 )
William T. Andrews, Director             )     /s/ William Andrews
in the presence of:                      )     ---------------------------------
                                               William T. Andrews, Director

Witness: /s/ ERNST KUNDIG
         -----------------------------
Witness name: Ernst Kundig
Address: CH-5704 Egliswil, Switzerland
Occupation: Managing Director






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